Exhibit 21

                      SUNBEAM CORPORATION and SUBSIDIARIES

                          SUBSIDARIES OF THE REGISTRANT

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COMPANY NAME                          JURISDICTION OF INCORPORATION            DOING BUSINESS AS
------------                          -----------------------------            -----------------
Sunbeam American Holdings, Limited                Delaware                          -
GHI I, Inc.                                       Delaware                          -
Sunbeam Products, Inc.                            Delaware                 Sunbeam Consumer Products
                                                                           Worldwide and Sunbeam
                                                                           Latin America and Oster-
                                                                           Specialty Products
OP II, Inc.                                       Florida                           -
Laser Acquisition Corp.                           Delaware                          -
Signature Brands USA, Inc.                        Delaware                          -
Signature Brands, Inc.                            Ohio                              -
First Alert, Inc.                                 Delaware                          -
BRK Brands, Inc.                                  Delaware                 First Alert
The Coleman Company, Inc.                         Delaware                 Lantern and Stove Co., Inc.
Coleman Worldwide Corporation                     Delaware                          -
Coleman International Holdings, LLC               Delaware                          -
Kansas Acquisition Corp (Delaware)                Delaware                          -
Application Dej Gaz (France)                      France                   Camping Gaz

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